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Exhibit 23


                                   EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements of Albany International Corp. on Form S-8 (File Nos. 33-23163, 33-28028 and 33-33048) of our report dated January 28, 1999, on our audits of the consolidated financial statements and financial statements schedules of Albany International Corp. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is incorporated by reference in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
Albany, New York
March 19, 1999